Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-266740 and 333-263069) of ZimVie Inc. of our report dated March 1, 2023 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado

March 1, 2023